                                                               Exhibit (I)(2)

                               SEWARD & KISSEL LLP
                                1200 G Street, NW
                                    Suite 350
                              Washington, DC 20005




                                 April 15, 1999


Norwest Select Funds
Two Portland Square
Portland, ME 04101

Ladies and Gentlemen:

         We consent to the continued inclusion as an exhibit to the Registration Statement of Norwest Select Funds of our opinion dated May 23, 1994 as to the legality of the securities registered by Norwest Select Funds as of that date.





                                             Very truly yours,

                                             /s/ Seward & Kissel LLP